EXTENSION AGREEMENT

This Extension Agreement is entered into by and between Global Tech Industries Group, Inc., a Nevada corporation (“GTII”), First Capital Master Advisor, LLC, a California limited liability company (“FCMA”), and GCA Equity Partners (“GCA”) (collectively, the “ Parties”), dated May 5, 2019, with respect to the following facts:

WHEREAS, the Parties entered into that certain binding Letter of Intent, dated April 12, 2019, which provided for the purchase of substantial real estate assets by GTII from FCMA and GCA (the “Original Agreement”).

WHEREAS, the Original Agreement called for a closing date of May 15, 2019.

WHEREAS, all Parties agree that they need more time to prepare for the closing through no fault of any Party, especially in light of applicable regulatory requirements.

THE PARTIES THEREFORE AGREE AS FOLLOWS, FOR GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED AND AGREED BY EACH OF THE PARTIES:

1. Extension of Closing Date.

The Parties hereby agree to amend the Original Agreement to provide for a closing date to be on or before a date thirty (30) days after the date of the mailing of the Notice to Shareholders of GTII of the pending amendment to its Articles of Incorporation, rather than May 15, 2019, provided that the conditions to closing are satisfied or waived in writing. Except as amended by this Extension Agreement, the Original Agreement shall remain in full force and effect in its current form.

IN WITNESS WHEREOF, this Extension Agreement is hereby executed by the Parties to be effective as of the date first above written.

GTII:

Global Tech Industries Group, Inc., a Nevada corporation

By:	/s/ David Reichman
David Reichman, Chief Executive Officer

FCMA:

First Capital Master Advisors, LLC

By:	/s/ Suneet Singal
Suneet Singal, Manager

GCA:

GCA Equity Partners

By:	/s/ Charles Tralka
Charles Tralka, Manager